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                                                                    Exhibit 23.2


DELOITTE &
 TOUCHE LLP
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                                Suite 250               Telephone: (716)843-7200
                                Key Bank Tower          Facsimile: (716)856-7760
                                50 Fountain Plaza
                                Buffalo, New York 14202






INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Bush Industries, Inc. on Form S-3 of our report dated February 9, 1996, appearing in the Annual Report on Form 10-K of Bush Industries, Inc. for the year ended December 30, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/S/ DELOITTE & TOUCHE LLP

December 12, 1996